EXHIBIT 23.2

                          INDEPENDENT AUDITORS' CONSENT



     We consent to incorporation by reference in the registration statement (No. 33-68143) on Form S-8 of FFP Marketing Company, Inc. of our report dated March 30, 1999, except as to the final paragraph of Note 6, which is as of April 12, 1999, relating to the consolidated statements of operations, stockholders' equity, and cash flows for the year ended December 27, 1998, which report appears in the December 31, 2000 annual report on Form 10-K of FFP Marketing Company, Inc.



                                               KPMG LLP


Fort Worth, Texas
April 16, 2001